UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive	60601
25th Floor	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2026, Groupon, Inc. (the “Company”) announced the appointment of Aditya Rajkumar as Chief Operating Officer, effective August 3, 2026 (the "Effective Date").

Mr. Rajkumar, 42, served as Vice President, Digital & Delivery and Head of Skipcart at 7-Eleven, Inc. since 2023, where he led Skipcart, 7-Eleven's last-mile delivery marketplace built on a 1099 driver network. Prior to Skipcart, Mr. Rajkumar spent more than four years in a series of general management roles at DoorDash, Inc., including as General Manager of Premium & Caviar, General Manager of US Markets, and Director of Special Operations. Mr. Rajkumar began his career at Deloitte, where he rose from Analyst to Senior Manager in the firm's mergers and acquisitions practice.

In connection with his appointment, Mr. Rajkumar entered into an offer letter with the Company dated May 18, 2026, which sets forth the terms of his employment with the Company (the "Offer Letter"). The Offer Letter provides for an annual base salary of $500,000 and a 2026 annual cash bonus of $150,000 under Groupon’s Annual Bonus Plan, pro-rated to his Effective Date, with a minimum amount of $50,000 for 2026. The actual cash bonus payout is subject to approval by the Compensation Committee and Mr. Rajkumar’s continuous employment through the payment date. Mr. Rajkumar will also receive a cash sign-on bonus of $150,000, payable in three equal installments of $50,000 on November 15, 2026, February 15, 2027, and May 15, 2027, provided he is continuously and actively employed through each applicable payment date, and is meeting performance expectations at the time of payment.

In addition, Mr. Rajkumar will receive an equity award of 155,000 shares under the Groupon, Inc. 2011 Incentive Plan, as amended (the “Plan”). Fifty percent (50%) of the award will be granted as enhanced restricted stock units, which will vest one-third annually over the next three years, and fifty percent (50%) of the award will be granted as performance stock units, which will cliff vest subject to achievement of the applicable performance conditions. Mr. Rajkumar will also be entitled to participate in the Company’s annual long term incentive plan (“LTIP”), pursuant to the Plan. In May 2027, his LTIP award will be a minimum of $500,000, subject to approval by the Compensation Committee.

The Company intends to enter into a Severance Benefit Agreement with Mr. Rajkumar as soon as practicable after the Effective Date.

The above descriptions of Mr. Rajkumar's compensation terms are not complete and are qualified by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Rajkumar and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Rajkumar has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Rajkumar and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On June 8, 2026, the Company issued a press release announcing the appointment of Mr. Rajkumar as the Company’s Chief Operating Officer. The press release is attached hereto as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated May 18, 2026, between Groupon, Inc. and Aditya Rajkumar
99.1	Press Release, dated June 8, 2026.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 8, 2026
By: /s/ Rana Kashyap Name: Rana Kashyap Title: Chief Financial Officer